UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2010 (December 14, 2010)

                                                 CORPORATE RESOURCE SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30734	80-0551965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Broadway, 11th Floor, New York, NY		10038
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 443-2380

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

On December 14, 2010 (the “Closing Date”), Integrated Consulting Group, Inc. (“Buyer”), a Delaware corporation and a wholly-owned subsidiary of Corporate Resource Services, Inc. (the “Company”), consummated the acquisition of the assets of Integrated Consulting Group of NY LLC, a New York limited liability company (“ICG”).  The acquisition was conducted pursuant to a public foreclosure sale (the “Public Sale”) of the assets under Article 9 of the Uniform Commercial Code.  The Public Sale was held in accordance with the Foreclosure and Asset Purchase Agreement, dated as of November 12, 2010, as amended (the “Acquisition Agreement”), entered into by and among, Buyer, ICG, ICG’s four members (collectively with ICG, the “ICG Entities”), Eric Goldstein, an individual (“Mr. Goldstein”), and North Mill Capital, LLC, a Delaware limited liability company (“North Mill”).  The assets acquired relate to the business of temporary and permanent placement of employees in the light industrial industry and translation and interpreting services, and include ICG’s receivables and client list, contact information for ICG’s temporary employees and certain contracts.  The consideration for the assets includes (i) the repayment of ICG’s outstanding obligations on the Closing Date under its credit facility with North Mill, which amounted to approximately $3.2 million and which were paid on the Closing Date, (ii) payment of up to $380,000 for outstanding accounts payable of ICG as of the Closing Date, which amounts are to be paid in installments, (iii) payments to various taxing authorities in the aggregate amount of approximately $646,000 for certain taxes owed by ICG on the Closing Date, which amount was paid on or before December 17, 2010, and (iv) payment of approximately $171,000 (subject to final confirmation, reconciliation and adjustments) to Rosenthal & Rosenthal, Inc., a New York Corporation (“Rosenthal”), for amounts owed to it by ICG on the Closing Date, which amount is to be paid in installments. The Buyer also entered into a commission agreement with Rosenthal to replace a similar agreement that Rosenthal was a party to with the ICG Entities, which agreement is described in the following paragraph.

In connection with the consummation of the acquisition, and as a condition to its closing, Buyer entered into several material agreements, each dated the Closing Date.  Buyer entered into an Amended and Restated Commission Agreement (the “Commission Agreement”) with Rosenthal and the four members of ICG.  Pursuant to the Commission Agreement, Buyer is obligated to pay to Rosenthal 3% of net sales of Buyer for the next two years, and 2% of net sales for the three year period thereafter.

Buyer also entered into a Non-Competition Agreement with Mr. Goldstein, pursuant to which, Mr. Goldstein has agreed not to compete with Buyer or solicit its employees or customers for a five year period commencing the Closing Date in exchange for the payment by Buyer of 1% of Buyer’s sales revenue earned during the two year period commencing the Closing Date.

Additionally, Buyer’s affiliate, Corporate Resource Development, Inc. (“CRD”) entered into an Amended and Restated Consulting Agreement with Mr. Goldstein, pursuant to which Mr. Goldstein will receive annual compensation in the amount of $200,000, periodic sales-based compensation in the amount of 0.4% of gross sales of CRD, and annual sales based compensation in the amount of 0.6% in the amount if any, that gross sales of CRD exceeds $80 million during the twelve month period commencing March 24, 2010, and the subsequent 12 month period thereafter.  This agreement commenced on March 24, 2010, the date of the original agreement, and ends on April 5, 2013, subject to earlier termination in accordance with its terms.

Each of Buyer’s payment obligations under the Commission Agreement and the Non-Competition Agreement, and CRD’s payment obligations under the Consulting Agreement, are guaranteed by Tri-State Employment Services, Inc., which, together with persons and entities affiliated with it, owns approximately 74.3% of the outstanding shares of common stock of the Company.

Buyer also entered into a Loan and Security Agreement with North Mill (the “Financing Agreement”).  Under the Financing Agreement, a term loan was made at closing to the Buyer in the amount of $120,000, which amount is required to be repaid by Buyer in four consecutive monthly installments of $30,000 commencing in January 2011, and a two year $4.2 million revolving credit facility, with a 1 year renewal option, was made available to Buyer, provided that borrowing under the revolving credit facility are in North Mill’s discretion and are limited to the lesser of $4.2 million and the amount that is 85% of Buyer’s eligible accounts receivables.  The Financing Agreement defines eligible receivables as accounts which are acceptable to North Mill and meet certain eligibility standards which North Mill may revise from time to time.  Accounts which will generally not be eligible under such standards include, among others, accounts that are 90 days past its invoice date, accounts owed by any account debtor that has failed to pay 25% or more of its aggregate accounts within 90 days of the invoice date, related party accounts and accounts where the debtor has filed for bankruptcy.  Each of the term loan and the revolving credit facility are secured by substantially all of Buyer’s assets.   Amounts outstanding under the Financing Agreement that are less than or equal to $3,500,000 shall bear interest at prime plus 7% but not less than 10.25% and for all outstanding amounts exceeding $3,500,000, the interest rate shall be prime plus 8.50%.

The Financing Agreement requires payment of an annual facility fee in the amount of $73,000.00, which is to be paid in ten equal annual monthly installments, the first of which was paid on the Closing Date.  The Financing Agreement also provides for an early termination fee in the amount of 3% of the advance limit if terminated prior to the first anniversary, and 2% of  the advance limit if terminated after the first anniversary and prior to the second anniversary. The Company made a capital contribution of $200,000 to the Buyer in connection with the closing of the Financing Agreement.

The Financing Agreement contains customary covenants for an agreement of this type, including prohibitions on extraordinary transactions and disposals of assets by Buyer, guarantying third party’ obligations, prepaying third party indebtedness, and a limitation on the Company’s capital expenditures.  The Financing Agreement also contains customary events of default for a transaction of this type, including if the Company shall cease to be the sole shareholder of Buyer. Upon the occurrence of an event of default, North Mill may declare all amounts outstanding under the Financing Agreement due and payable, and among other things, sell the collateral.  The initial term of the agreement is from the Closing Date through December 14, 2012, and for one year thereafter if Buyer shall request such extension and North Mill agrees to it.  The Financing Agreement may also be terminated earlier in accordance with its terms.

Robert Cassera, the beneficial owner of approximately 71.6% of the Company’s outstanding shares of common stock, and a Director of the Company, entered into an Individual Guaranty in favor of North Mill pursuant to which Mr. Cassera granted North Mill a full and unconditional guaranty of payment of all of Buyer’s obligations under the Financing Agreement.

Item 2.01.       Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference with respect to the completion of the acquisition of the assets of ICG.

Item 2.03.       Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference with respect to the entry into the Financing Agreement.

Item 8.01        Other Events.

On December 16, 2010, the Company issued a press release announcing the completion of the acquisition of the assets of ICG.  A copy of this press release is attached to this report as Exhibit 99.1.

Item 9.01        Financial Statements and Exhibits.

(a) Financial Statements.

The financial statements required by Item 9.01(a) of Form 8-K are not included in this Current Report on Form 8-K.  The Company intends to file these financial statements by an amendment within the time permitted by Item 9.01(a).

(b) Pro Form Financial Information.

Pro forma financial information required by Item 9.01(b) of Form 8-K is not included in this Current Report on Form 8-K.  The Company intends to file this pro form financial information by an amendment within the time permitted by Item 9.01(b).

(d) Exhibits.

Exhibit Number                         Description of Exhibit

99.1                                          Corporate Resource Services, Inc. Press Release, distributed December 16, 2010

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corporate Resource Services, Inc.

By:/s/ Jay H. Schecter
      Name: Jay H. Schecter

      Title: Chief Executive Officer

Dated:  December 20, 2010

EXHIBIT INDEX

Exhibit Number                         Description of Exhibit

99.1                                          Corporate Resource Services, Inc. Press Release, distributed December 16, 2010